Exhibit 10.20(c)

OMNIBUS Amendment No. 3 to NOTES

This Omnibus Amendment No. 3, dated as of October 23, 2017 (this “Amendment”), is made by and among Ivy Science & Technology Fund, Waddell & Reed Advisors Science & Technology Fund and Ivy VIP Science & Technology (each, a “Lender” and together, the “Lenders”), and Marrone Bio Innovations, Inc. (the “Borrower”), with respect to those certain senior secured promissory notes, dated August 20, 2015 (each as amended, modified, renewed, extended or amended, restated, or replaced from time to time, a “Note”, and collectively, the “Notes”) which Borrower has issued to the Lenders.

The parties hereto understand and agree that the clause (xix) of the definition of “Permitted Indebtedness” in Annex I (Definitions) of each Note is hereby amended and restated in its entirety as follows: “(xix) Indebtedness of the Borrower owing to Ospraie Management, LLC (and its successors and assigns) from time to time under the Amended and Restated Promissory Note, originally issued on October 12, 2017 and amended and restated on or about the date hereof, and all other obligations incurred thereunder, and any similar term in any amendment, restatement, modification, replacement, refinancing, refunding, renewal or extension thereof.”

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

LENDER:

IVY SCIENCE & TECHNOLOGY FUND
By:	Ivy Investment Management Company, its Manager

By:	/s/ Zachary H. Shafran
Name:	Zachary H. Shafran
Title:	SVP

WADDELL & REED ADVISORS SCIENCE & TECHNOLOGY FUND
By:	Waddell & Reed Investment Management Company, its Manager

By:	/s/ Zachary H. Shafran
Name:	Zachary H. Shafran
Title:	SVP

IVY VIP SCIENCE & TECHNOLOGY
By:	Ivy Investment Management Company, its Manager

By:	/s/ Zachary H. Shafran
Name:	Zachary H. Shafran
Title:	SVP

BORROWER:

MARRONE BIO INNOVATIONS, INC.

By:	/s/ James B. Boyd
Name:	James B. Boyd
Title:	President and Chief Financial Officer

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